Exhibit 99.1
Ziff Davis Reports Third Quarter 2023 Financial Results and
Reaffirms 2023 Guidance

NEW YORK, NY -- Ziff Davis, Inc. (NASDAQ: ZD) (“Ziff Davis” or “the Company”) today reported unaudited financial results for the third quarter ended September 30, 2023.

“Given the marked improvement in the third quarter with our Digital Media segment returning to positive organic growth, we believe we’re turning the corner,” said Vivek Shah, Chief Executive Officer of Ziff Davis. “We’re also making solid progress on AI enablement across our portfolio."

THIRD QUARTER 2023 RESULTS

•Q3 2023 quarterly revenues decreased 0.3% to $341.0 million compared to $341.9 million for Q3 2022.
•(Loss) income from operations decreased 145.9% to $(13.3) million compared to $29.0 million for Q3 2022 primarily due to the recognition of a $56.9 million goodwill impairment during the three months ended September 30, 2023, which exceeded the recognition of a $27.4 million goodwill impairment during the three months ended September 30, 2022.
•Net (loss) income decreased to $(31.0) million compared to $18.2 million for Q3 2022 primarily due to the recognition of a $56.9 million goodwill impairment during the three months ended September 30, 2023, which exceeded the net impact of a $20.7 million goodwill impairment, net of tax, and a $7.7 million gain on extinguishment of debt, net of tax, both of which were recognized during the three months ended September 30, 2022.
•Net (loss) income per diluted share(1) decreased to $(0.67) in Q3 2023 compared to $0.39 for Q3 2022.
•Adjusted EBITDA(2) for the quarter decreased 5.3% to $113.7 million compared to $120.1 million for Q3 2022.
•Adjusted net income(2) decreased 7.0% to $69.1 million compared to $74.3 million for Q3 2022.
•Adjusted net income per diluted share(1)(2) (or “Adjusted diluted EPS”) for the quarter decreased 5.1% to $1.50 compared to $1.58 for Q3 2022.
•Net cash provided by operating activities was $72.8 million in Q3 2023 compared to $100.7 million in Q3 2022. Free cash flow(2) was $45.6 million in Q3 2023 compared to $73.8 million in Q3 2022.
•Ziff Davis ended the quarter with approximately $830.6 million in cash, cash equivalents, and investments after deploying approximately $44.6 million primarily related to share repurchases.
The following table reflects results for the three and nine months ended September 30, 2023 and 2022, respectively (in millions, except per share amounts).

	Three months ended September 30,		% Change	Nine months ended September 30,		% Change
	2023	2022		2023	2022
Revenues
Digital Media	$267.9	$263.7	1.6%	$754.9	$756.7	(0.2)%
Cybersecurity and Martech	$73.1	$78.2	(6.5)%	$219.2	$237.6	(7.7)%
Total revenues(3)	$341.0	$341.9	(0.3)%	$974.1	$994.3	(2.0)%
(Loss) income from operations	$(13.3)	$29.0	(145.9)%	$51.9	$105.5	(50.8)%
Operating (loss) income margin	(3.9)%	8.5%	(12.4)%	5.3%	10.6%	(5.3)%
Net (loss) income	$(31.0)	$18.2	(270.3)%	$(21.9)	$(3.7)	(491.9)%
Net (loss) income per diluted share(1)	$(0.67)	$0.39	(271.8)%	$(0.47)	$(0.08)	(487.5)%
Adjusted EBITDA(2)	$113.7	$120.1	(5.3)%	$314.7	$338.9	(7.1)%
Adjusted EBITDA margin(2)	33.3%	35.1%	(1.8)%	32.3%	34.1%	(1.8)%
Adjusted net income(2)	$69.1	$74.3	(7.0)%	$180.4	$206.6	(12.7)%
Adjusted diluted EPS(1)(2)	$1.50	$1.58	(5.1)%	$3.86	$4.41	(12.5)%
Net cash provided by operating activities	$72.8	$100.7	(27.7)%	$227.8	$293.2	(22.3)%
Free cash flow(2)	$45.6	$73.8	(38.2)%	$145.4	$212.5	(31.6)%

Notes:

(1)
GAAP effective tax rates were approximately (20.7)% and 45.9% for the three months ended September 30, 2023 and 2022, respectively, and (1,040.8)% and 83.9% for the nine months ended September 30, 2023 and 2022, respectively. Adjusted effective tax rates were approximately 22.9% and 22.6% for the three months ended September 30, 2023 and 2022, respectively, and 23.8% and 22.8% for the nine months ended September 30, 2023 and 2022, respectively.

(2)	For definitions of non-GAAP financial measures and reconciliations of GAAP to non-GAAP financial measures refer to section “Non-GAAP Financial Measures,” further in this report.
(3)	The revenues associated with each of the businesses may not foot precisely since each is presented independently.

ZIFF DAVIS GUIDANCE

The Company reaffirms its guidance for fiscal year 2023 as follows (in millions, except per share data):

	2023 Range of Estimates
	Low	High
Revenue	$1,350.0	$1,408.0
Adjusted EBITDA	$479.0	$514.0
Adjusted diluted EPS*	$6.02	$6.54

* Adjusted diluted EPS for 2023 excludes share-based compensation ranging between $32 million and $34 million, amortization of acquired intangibles, and the impact of any currently unanticipated items, in each case net of tax. It is anticipated that the Adjusted effective tax rate for 2023 will be between 23.0% and 25.0%.

A reconciliation of forward-looking Adjusted EBITDA and Adjusted diluted EPS to the corresponding GAAP guidance financial measures is not available without unreasonable effort due, primarily, to variability and difficulty in making accurate forecasts and projections of non-operating matters that may arise in the future.

Earnings Conference Call and Audio Webcast
Ziff Davis will host a live audio webcast and conference call discussing its third quarter 2023 financial results on Thursday, November 9, 2023, at 8:30AM ET. The live webcast and call will be accessible by phone by dialing (844) 985-2014 or via www.ziffdavis.com. Following the event, the audio recording and presentation materials will be archived and made available at www.ziffdavis.com.
About Ziff Davis
Ziff Davis, Inc. (NASDAQ: ZD) is a vertically focused digital media and internet company whose portfolio includes leading brands in technology, shopping, gaming and entertainment, connectivity, health, cybersecurity, and martech. For more information, visit www.ziffdavis.com.
Contact:
Alan Steier
Investor Relations
Ziff Davis, Inc.
investor@ziffdavis.com

Rebecca Wright
Corporate Communications
Ziff Davis, Inc.
press@ziffdavis.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including those contained in Vivek Shah’s quote and the “Ziff Davis Guidance” section regarding the Company’s expected fiscal 2023 financial performance. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks, and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow advertising revenues, profitability, and cash flows, particularly in light of an uncertain U.S. or worldwide economy, including the possibility of economic downturn or recession; the Company’s ability to make interest and debt payments; the Company’s ability to identify, close, and successfully transition acquisitions; subscriber growth and retention; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of losing critical third-party vendors or key personnel; the risks associated with fraudulent activity, system failure, or a security breach; risks related to our ability to adhere to our internal controls and procedures; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; the risks related to supply chain disruptions, inflationary conditions, and rising interest rates; the risk of liability for legal and other claims;

and the numerous other factors set forth in Ziff Davis’ filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting Ziff Davis, refer to the 2022 Annual Report on Form 10-K filed by Ziff Davis on March 1, 2023, and the other reports filed by Ziff Davis from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release, including those contained in Vivek Shah’s quote and in the “Ziff Davis Guidance” portion regarding the Company’s expected fiscal 2023 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this Press Release, the Company undertakes no obligation to revise or update these statements.

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	September 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$660,624	$652,793
Short-term investments	29,797	58,421
Accounts receivable, net of allowances of $7,388 and $6,868, respectively	291,485	304,739
Prepaid expenses and other current assets	81,757	68,319
Total current assets	1,063,663	1,084,272
Long-term investments	140,167	127,871
Property and equipment, net of accumulated amortization of $308,368 and $255,586, respectively	186,165	178,184
Intangible assets, net	367,943	462,815
Goodwill	1,539,663	1,591,474
Deferred income taxes	8,573	8,523
Other assets	77,053	80,131
TOTAL ASSETS	$3,383,227	$3,533,270
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$127,818	$120,829
Accrued employee related costs	37,011	42,178
Other accrued liabilities	47,219	39,539
Income taxes payable, current	4,985	19,712
Deferred revenue, current	182,741	187,904
Accrued liabilities and other current liabilities	19,724	22,286
Total current liabilities	419,498	432,448
Long-term debt	1,000,743	999,053
Deferred revenue, noncurrent	8,000	9,103
Deferred income taxes	51,098	79,007
Income taxes payable, noncurrent	8,486	11,675
Other long-term liabilities	91,264	109,373
TOTAL LIABILITIES	1,579,089	1,640,659

Common stock	460	473
Additional paid-in capital	462,812	439,681
Retained earnings	1,426,979	1,537,830
Accumulated other comprehensive loss	(86,113)	(85,373)
TOTAL STOCKHOLDERS’ EQUITY	1,804,138	1,892,611
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,383,227	$3,533,270

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Total revenues	$340,985	$341,873	$974,143	$994,297
Operating costs and expenses:
Cost of revenues	55,526	52,603	148,677	144,707
Sales and marketing	125,062	119,474	360,916	361,013
Research, development, and engineering	17,597	17,735	53,328	55,883
General and administrative	99,269	95,658	302,481	299,842
Goodwill impairment on business	56,850	27,369	56,850	27,369
Total operating costs and expenses	354,304	312,839	922,252	888,814
(Loss) income from operations	(13,319)	29,034	51,891	105,483
Interest expense, net	(2,817)	(8,560)	(17,780)	(28,419)
Gain on debt extinguishment, net	—	10,112	—	11,505
Gain (loss) on investments, net	—	471	357	(47,772)
Unrealized (loss) gain on short-term investments held at the reporting date, net	(6,019)	4,201	(29,560)	(14,165)
Other (loss) income, net	(3,571)	4,218	(5,982)	12,962
(Loss) income before income taxes and income (loss) from equity method investment, net	(25,726)	39,476	(1,074)	39,594
Income tax expense	(5,335)	(18,100)	(11,180)	(33,231)
Income (loss) from equity method investment, net	90	(3,191)	(9,665)	(10,077)
Net (loss) income	$(30,971)	$18,185	$(21,919)	$(3,714)

Basic	$(0.67)	$0.39	$(0.47)	$(0.08)
Diluted	$(0.67)	$0.39	$(0.47)	$(0.08)
Weighted average shares outstanding:
Basic	46,062,097	46,871,897	46,612,660	46,967,671
Diluted	46,062,097	46,871,897	46,612,660	46,967,671

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Nine months ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(21,919)	$(3,714)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	167,333	174,880
Non-cash operating lease costs	7,248	9,043
Share-based compensation	24,393	20,806
Provision for credit losses (benefit) on accounts receivable	2,296	(1,142)
Deferred income taxes, net	(25,658)	(13,552)
Gain on extinguishment of debt, net	—	(11,505)
Goodwill impairment on business	56,850	27,369
Changes in fair value of contingent consideration	—	(2,305)
Loss from equity method investments	9,665	10,077
Unrealized loss on short-term investments held at the reporting date	29,560	14,165
(Gain) loss on investment, net	(357)	47,772
Other	5,113	2,320
Decrease (increase) in:
Accounts receivable	11,043	85,121
Prepaid expenses and other current assets	(10,059)	3,177
Other assets	(7,961)	(8,667)
Increase (decrease) in:
Accounts payable	1,955	(11,445)
Deferred revenue	(6,820)	(25,400)
Accrued liabilities and other current liabilities	(14,839)	(23,781)
Net cash provided by operating activities	227,843	293,219
Cash flows from investing activities:
Purchases of property and equipment	(82,476)	(80,767)
Acquisition of businesses, net of cash received	(9,492)	(104,094)
Investment in available-for-sale securities	—	(15,000)
Purchases of equity investments	(11,790)	—
Proceeds from sale of equity investments	3,174	—
Other	(4,154)	—
Net cash used in investing activities	(104,738)	(199,861)
Cash flows from financing activities:
Payment of debt	—	(166,904)
Proceeds from term loan	—	112,286
Debt extinguishment costs	—	(756)
Repurchase of common stock	(107,341)	(76,545)
Issuance of common stock under employee stock purchase plan	4,725	5,235
Proceeds from exercise of stock options	—	148
Deferred payments for acquisitions	(14,141)	(14,734)
Other	(53)	(559)
Net cash used in financing activities	(116,810)	(141,829)
Effect of exchange rate changes on cash and cash equivalents	1,536	(24,454)
Net change in cash and cash equivalents	7,831	(72,925)
Cash and cash equivalents at beginning of year	652,793	694,842
Cash and cash equivalents at end of year	$660,624	$621,917

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss), Adjusted net income (loss) per diluted share, Free cash flow, and Adjusted effective tax rate (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results or, in certain cases, may be non-cash in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
These non-GAAP financial measures are not measures presented in accordance with GAAP, and our use of these terms may vary from that of other companies. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.
Non-GAAP financial measures exclude the certain items listed below. Excluding these items from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which exclude similar items. We believe that non-GAAP financial measures excluding these items provide meaningful supplemental information regarding operational performance. We further believe these measures are useful to investors in that they allow for greater transparency of certain line items in the Company’s financial statements.
Adjusted EBITDA is defined as Net income (loss) with adjustments to reflect the addition or elimination of certain items including:
•Interest expense, net. Interest expense is generated primarily from interest due on outstanding debt, partially offset by interest income generated from the interest earned on cash, cash equivalents, and investments;
•(Gain) loss on debt extinguishment, net. This is a non-cash expense that relates to a non-cash debt-for-equity exchange effectuated to settle amounts of senior secured term loans of the Company under its Credit Agreement with common stock of Consensus Cloud Solutions, Inc. (“Consensus”) owned by the Company. We believe this (gain) loss does not represent recurring core business operating results of the Company;
•(Gain) loss on sale of business. This gain or loss relates to the sales of businesses and does not represent recurring core business operating results of the Company.
•Unrealized (gain) loss on short-term investments held at the reporting date. This is a non-cash item as it relates to the change in the carrying value of our investment in Consensus depending on the share price of Consensus common stock and does not represent recurring core business operating results of the Company;
•(Gain) loss on investments, net. This item relates to the disposition of the portion of our investment in Consensus. The amount of gain or loss depends on the share price of Consensus common stock and does not represent recurring core business operating results of the Company;
•Other (income) expense, net. This income or expense relates to other non-operating items and does not represent recurring core business operating results of the Company;
•Income tax (benefit) expense. This benefit or expense depends on the pre-tax loss or income of the Company, statutory tax rates, tax regulations and different tax rates in various jurisdictions in which the Company operates and which the Company does not have the control over;
•(Income) loss from equity method investments, net. This is a non-cash expense as it relates to our investment in OCV Fund I, LP (the “Fund”). We believe that gain or loss resulting from our equity method investment does not represent recurring core business operating results of the Company;
•Depreciation and amortization. This is a non-cash expense at it relates to use and associated reduction in value of certain assets including equipment, fixtures, and certain capitalized internal-used software and website development costs, and identifiable definite-lived intangible assets of the acquired businesses. This also includes the reduction in value of certain acquired intangible assets that represent the cost incurred by the acquiree to build value prior to the acquisition and the amortization of this cost does not represent recurring core business operating results of the Company;
•Share-based compensation. This is a non-cash expense as it relates to awards granted under the various share-based incentive plans of the Company. We view the economic cost of share-based awards to be the dilution to our share base;

•Acquisition, integration, and other costs, including adjustments to contingent consideration, lease terminations, retention bonuses, other acquisition-specific items, and other costs, such as severance and legal settlements. These are non-recurring expenses that do not represent recurring core business operating results of the Company;
•Disposal related costs associated with disposal of certain businesses. These are non-recurring expenses that do not represent recurring core business operating results of the Company;
•Lease asset impairments and other charges. These expenses are incurred in connection with impaired right-of-use (“ROU”) assets of the Company. Associated expenses are comprised of insurance, utility, and other charges related to assets that are no longer in use, and partially offset by the sublease income earned. These expenses do not represent recurring core business operating results of the Company; and
•Goodwill impairment on business. This is a non-cash expense that is recorded when the carrying value of the reporting unit exceeds its fair value and does not represent recurring core business operating results of the Company.
Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Total revenues.
Adjusted net income (loss) is defined as Net income (loss) with adjustments to reflect the addition or elimination of certain statement of operations items including, but not limited to:
•Interest costs, net. This reflects the difference between the imputed and coupon interest expense associated with the 4.625% Senior Notes and a charge that the Company determined to be penalty interest associated with the 1.75% Convertible Notes in each period presented, offset in part by a certain interest income earned by the Company. These net expenses do not represent recurring core business operating results of the Company;
•(Gain) loss on debt extinguishment, net. This is a non-cash expense that relates to a non-cash debt-for-equity exchange effectuated to settle amounts of senior secured term loans of the Company under its Credit Agreement with common stock of Consensus owned by the Company. We believe this gain or loss does not represent recurring core business operating results of the Company;
•(Gain) loss on sale of business. This gain or loss relates to the sales of businesses and does not represent recurring core business operating results of the Company;
•Unrealized (gain) loss on short-term investments held at the reporting date. This is a non-cash item as it relates to the change in the carrying value of our investment in Consensus depending on the share price of Consensus common stock and does not represent recurring core business operating results of the Company;
•(Gain) loss on investments, net. This item relates to the disposition of the portion of our investment in Consensus. The amount of gain or loss depends on the share price of Consensus common stock and does not represent recurring core business operating results of the Company;
•(Income) loss from equity method investments, net. This is a non-cash income or expense as it relates to our investment in the OCV Fund. We believe that gains or losses resulting from our equity method investment do not represent recurring core business operating results of the Company;
•Amortization of patents and intangible assets that we acquired. This is a non-cash expense as it primarily relates to identifiable definite-lived intangible assets of the acquired businesses. We believe that acquired intangible assets represent cost incurred by the acquiree to build value prior to the acquisition and the amortization of this cost does not represent recurring core business operating results of the Company;
•Goodwill impairment on business. This is a non-cash expense that is recorded when the carrying value of the reporting unit exceeds its fair value and does not represent recurring core business operating results of the Company;
•Share-based compensation. This is a non-cash expense as it relates to awards granted under the various incentive plans of the Company. We view the economic cost of share-based awards to be the dilution to our share base;
•Acquisition, integration and other costs, including adjustments to contingent consideration, lease terminations, retention bonuses, other acquisition-specific items, and other costs, such as severance and legal settlements. These are non-recurring expenses that do not represent recurring core business operating results of the Company;
•Disposal related costs associated with disposal of certain businesses. These are non-recurring expenses associated with the disposal of certain businesses that do not represent recurring core business operating results of the Company; and
•Lease asset impairments and other charges. These expenses are incurred in connection with impaired ROU assets of the Company. Associated expenses comprised of insurance, utility, and other charges related to assets that are no longer in use, and partially offset by the sublease income earned. These expenses do not represent recurring core business operating results of the Company.
Adjusted net income (loss) per diluted share is calculated by dividing Adjusted net income (loss) by the diluted weighted average shares of common stock outstanding that excludes the effect of convertible debt dilution.
Free cash flow is defined as Net cash provided by operating activities, less purchases of property and equipment, plus changes in contingent consideration.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Net (loss) income to Adjusted EBITDA:

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net (loss) income	$(30,971)	$18,185	$(21,919)	$(3,714)
Interest expense, net	2,817	8,560	17,780	28,419
Gain on debt extinguishment, net	—	(10,112)	—	(11,505)
Unrealized loss (gain) on short-term investments held at the reporting date	6,019	(4,201)	29,560	14,165
(Gain) loss on investments, net	—	(471)	(357)	47,772
Other loss (income), net	3,571	(4,218)	5,982	(12,962)
Income tax expense	5,335	18,100	11,180	33,231
(Income) loss from equity method investment, net	(90)	3,191	8,165	10,077
Depreciation and amortization	55,854	55,937	167,333	174,880
Share-based compensation	6,774	6,386	24,393	20,806
Acquisition, integration, and other costs	4,457	2,708	11,351	7,673
Disposal related costs	1,633	24	1,842	1,328
Lease asset impairments and other charges	1,485	(1,344)	2,583	1,400
Goodwill impairment on business	56,850	27,369	56,850	27,369
Adjusted EBITDA	$113,734	$120,114	$314,743	$338,939

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following table sets forth Revenues and a reconciliation of (Loss) income from operations to Adjusted EBITDA by segment:

	Three months ended September 30, 2023
	Digital Media	Cybersecurity and Martech	Corporate	Total
Revenues	$267,934	$73,051	$—	$340,985

(Loss) income from operations	$(12,922)	$12,527	$(12,924)	$(13,319)
Depreciation and amortization	44,907	10,941	6	55,854
Share-based compensation	2,579	399	3,796	6,774
Acquisition, integration, and other costs	4,138	263	56	4,457
Disposal related costs	452	203	978	1,633
Lease asset impairments and other charges	1,379	106	—	1,485
Goodwill impairment on a business	56,850	—	—	56,850
Adjusted EBITDA	$97,383	$24,439	$(8,088)	$113,734

	Three months ended September 30, 2022
	Digital Media	Cybersecurity and Martech	Corporate	Total
Revenues	$263,683	$78,190	$—	$341,873

Income (loss) from operations	$27,106	$14,038	$(12,110)	$29,034
Depreciation and amortization	44,631	11,445	(139)	55,937
Share-based compensation	2,471	1,086	2,829	6,386
Acquisition, integration, and other costs	1,989	344	375	2,708
Disposal related costs	—	—	24	24
Lease asset impairments and other charges	(1,233)	(111)	—	(1,344)
Goodwill impairment on a business	27,369	—	—	27,369
Adjusted EBITDA	$102,333	$26,802	$(9,021)	$120,114

Figures above are net of intercompany costs and revenues.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

The following table sets forth a reconciliation of Net (loss) income to Adjusted net income with adjustments presented on after-tax basis:

	Three months ended September 30,
	2023	Per diluted share*	2022	Per diluted share*
Net (loss) income	$(30,971)	$(0.67)	$18,185	$0.39
Interest costs	336	0.01	81	—
Gain on debt extinguishment, net	—	—	(7,701)	(0.16)
Loss on sale of business	3,433	0.07	—	—
Unrealized loss on short-term investments held at the reporting date	4,465	0.10	8,191	0.17
Gain on investments, net	—	—	(812)	(0.02)
(Income) loss from equity method investment, net	(90)	—	3,191	0.07
Amortization	25,070	0.55	26,012	0.55
Share-based compensation	6,813	0.15	5,489	0.12
Acquisition, integration, and other costs	1,334	0.03	2,051	0.04
Disposal related costs	1,144	0.02	(69)	—
Lease asset impairments and other charges	689	0.01	(985)	(0.02)
Goodwill impairment on business	56,850	1.23	20,636	0.44
Adjusted net income	$69,073	$1.50	$74,269	$1.58

	Nine months ended September 30,
	2023	Per diluted share*	2022	Per diluted share*
Net loss	$(21,919)	$(0.47)	$(3,714)	$(0.08)
Interest costs	5,901	0.13	254	0.01
Gain on debt extinguishment, net	—	—	(9,094)	(0.19)
Loss on sale of business	3,521	0.08	—	—
Unrealized loss on short-term investments held at the reporting date	22,146	0.47	25,513	0.54
(Gain) loss on investments, net	(268)	(0.01)	47,299	1.01
Loss from equity method investment, net	8,540	0.18	10,077	0.21
Amortization	75,488	1.62	90,474	1.93
Share-based compensation	20,811	0.44	17,165	0.37
Acquisition, integration, and other costs	6,487	0.14	5,877	0.13
Disposal related costs	1,300	0.03	1,054	0.02
Lease asset impairment and other charges	1,519	0.03	1,081	0.02
Goodwill impairment on business	56,850	1.22	20,636	0.44
Adjusted net income	$180,376	$3.86	$206,622	$4.41

* The reconciliation of Net (loss) income per diluted share to Adjusted net income per diluted share may not foot since each is calculated independently.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following are the adjustments to certain statement of operations items used to derive Adjusted net income, which we believe provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects of the Company.

	Three months ended September 30, 2023
	GAAP amount	Adjustments												Adjusted non-GAAP amount
		Interest costs, net	(Gain) loss on debt extinguishment	(Gain) loss on sale of business	Unrealized (gain) loss on short-term investments held at the reporting date	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Acquisition, integration, and other costs	Disposal related costs	Lease asset impairments and other charges	Goodwill impairment of business
Cost of revenues	$(55,526)	$—	$—	$—	$—	$—	$—	$158	$76	$5	$—	$—	$—	$(55,287)
Sales and marketing	$(125,062)	—	—	—	—	—	—	—	323	1,056	4	—	—	$(123,679)
Research, development, and engineering	$(17,597)	—	—	—	—	—	—	—	840	227	3	—	—	$(16,527)
General and administrative	$(99,269)	—	—	—	—	—	—	32,986	5,535	3,169	1,626	1,485	—	$(54,468)
Goodwill impairment on business	$(56,850)	—	—	—	—	—	—	—	—	—	—	—	56,850	$—
Interest expense, net	$(2,817)	388	—	(538)	—	—	—	—	—	—	—	—	—	$(2,967)
Unrealized loss on short-term investments held at period end	$(6,019)	—	—	—	6,019	—	—	—	—	—	—	—	—	$—
Other (loss) income, net	$(3,571)	—	—	5,115	—	—	—	—	—	—	—	—	—	$1,544
Income tax expense	$(5,335)	(52)	—	(1,144)	(1,554)	—	—	(8,074)	39	(3,123)	(489)	(796)	—	$(20,528)
Income from equity method investment, net	$90	—	—	—	—	—	(90)	—	—	—	—	—	—	$—
Total non-GAAP adjustments		$336	$—	$3,433	$4,465	$—	$(90)	$25,070	$6,813	$1,334	$1,144	$689	$56,850

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Three months ended September 30, 2022
	GAAP amount	Adjustments												Adjusted non-GAAP amount
		Interest costs, net	(Gain) loss on debt extinguishment	(Gain) loss on sale of business	Unrealized (gain) loss on short-term investments held at the reporting date	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Acquisition, integration, and other costs	Disposal related costs	Lease asset impairments and other charges	Goodwill impairment of business
Cost of revenues	$(52,603)	$—	$—	$—	$—	$—	$—	$242	$63	$65	$—	$—	$—	$(52,233)
Sales and marketing	$(119,474)	—	—	—	—	—	—	—	772	1,083	—	(962)	—	$(118,581)
Research, development, and engineering	$(17,735)	—	—	—	—	—	—	—	568	258	—	—	—	$(16,909)
General and administrative	$(95,658)	—	—	—	—	—	—	36,415	4,983	1,302	24	(382)	—	$(53,316)
Goodwill impairment on business	$(27,369)	—	—	—	—	—	—	—	—	—	—	—	27,369	$—
Interest expense, net	$(8,560)	106	—	—	—	—	—	—	—	—	—	—	—	$(8,454)
Gain on debt extinguishment, net	$10,112	—	(10,211)	—	—	—	—	—	—	—	—	—	—	$(99)
Gain on investment, net	$471	—	—	—	—	(471)	—	—	—	—	—	—	—	$—
Unrealized gain on short-term investments held at period end	$4,201	—	—	—	(4,201)	—	—	—	—	—	—	—	—	$—
Other income, net	$4,218	—	—	—	—	(450)	—	—	—	—	(111)	—	—	$3,657
Income tax expense	$(18,100)	(25)	2,510	—	12,392	109	—	(10,645)	(897)	(657)	18	359	(6,733)	$(21,669)
Loss from equity method investment, net	$(3,191)	—	—	—	—	—	3,191	—	—	—	—	—	—	$—
Total non-GAAP adjustments		$81	$(7,701)	$—	$8,191	$(812)	$3,191	$26,012	$5,489	$2,051	$(69)	$(985)	$20,636

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Nine months ended September 30, 2023
	GAAP amount	Adjustments											Adjusted non-GAAP amount
		Interest costs, net	(Gain) loss on sale of business	Unrealized (gain) loss on short-term investments held at the reporting date	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Acquisition, integration, and other costs	Disposal related costs	Lease asset impairments and other charges	Goodwill impairment of business
Cost of revenues	$(148,677)	$—	$—	$—	$—	$—	$543	$246	$191	$—	$—	$—	$(147,697)
Sales and marketing	$(360,916)	—	—	—	—	—	—	2,285	3,128	4	—	—	$(355,499)
Research, development, and engineering	$(53,328)	—	—	—	—	—	—	2,581	535	3	—	—	$(50,209)
General and administrative	$(302,481)	—	—	—	—	(1,500)	100,037	19,281	7,497	1,835	2,583	—	$(172,748)
Goodwill impairment on business	$(56,850)	—	—	—	—	—	—	—	—	—	—	56,850	$—
Interest expense, net	$(17,780)	7,808	(538)	—	—	—	—	—	—	—	—	—	$(10,510)
Gain on investment, net	$357	—	—	—	(357)	—	—	—	—	—	—	—	$—
Unrealized loss on short-term investments held at period end	$(29,560)	—	—	29,560	—	—	—	—	—	—	—	—	$—
Other loss, net	$(5,982)	—	5,233	—	—	—	—	—	—	—	—	—	$(749)
Income tax expense	$(11,180)	(1,907)	(1,174)	(7,414)	89	375	(25,092)	(3,582)	(4,864)	(542)	(1,064)	—	$(56,355)
Loss from equity method investment, net	$(9,665)	—	—	—	—	9,665	—	—	—	—	—	—	$—
Total non-GAAP adjustments		$5,901	$3,521	$22,146	$(268)	$8,540	$75,488	$20,811	$6,487	$1,300	$1,519	$56,850

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Nine months ended September 30, 2022
	GAAP amount	Adjustments											Adjusted non-GAAP amount
		Interest costs, net	(Gain) loss on debt extinguishment	Unrealized (gain) loss on short-term investments held at the reporting date	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Acquisition, integration, and other costs	Disposal related costs	Lease asset impairments and other charges	Goodwill impairment of business
Cost of revenues	$(144,707)	$—	$—	$—	$—	$—	$779	$289	$119	$—	$—	$—	$(143,520)
Sales and marketing	$(361,013)	—	—	—	—	—	—	2,447	2,468	—	—	—	$(356,098)
Research, development, and engineering	$(55,883)	—	—	—	—	—	—	2,048	671	—	—	—	$(53,164)
General and administrative	$(299,842)	—	—	—	—	—	119,281	16,022	4,415	1,328	1,400	—	$(157,396)
Goodwill impairment on business	$(27,369)	—	—	—	—	—	—	—	—	—	—	27,369	$—
Interest expense, net	$(28,419)	337	—	—	—	—	—	—	—	—	—	—	$(28,082)
Gain on debt extinguishment, net	$11,505	—	(12,060)	—	—	—	—	—	—	—	—	—	$(555)
Loss on investment, net	$(47,772)	—	—	—	47,772	—	—	—	—	—	—	—	$—
Unrealized loss on short-term investments held at period end	$(14,165)	—	—	14,165	—	—	—	—	—	—	—	—	$—
Other income, net	$12,962	—	—	—	(624)	—	—	—	—	(111)	—	—	$12,227
Income tax expense	$(33,231)	(83)	2,966	11,348	151	—	(29,586)	(3,641)	(1,796)	(163)	(319)	(6,733)	$(61,087)
Loss from equity method investment, net	$(10,077)	—	—	—	—	10,077	—	—	—	—	—	—	$—
Total non-GAAP adjustments		$254	$(9,094)	$25,513	$47,299	$10,077	$90,474	$17,165	$5,877	$1,054	$1,081	$20,636

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following tables set forth a reconciliation of Net cash provided by operating activities to Free cash flow:

2023	Q1	Q2	Q3	Q4	YTD
Net cash provided by operating activities	$115,307	$39,728	$72,808	$—	$227,843
Less: Purchases of property and equipment	(30,017)	(25,233)	(27,226)	—	(82,476)
Free cash flow	$85,290	$14,495	$45,582	$—	$145,367

2022	Q1	Q2	Q3	Q4	YTD
Net cash provided by operating activities	$116,511	$75,973	$100,735	$43,225	$336,444
Less: Purchases of property and equipment	(30,502)	(23,374)	(26,891)	(25,387)	(106,154)
Free cash flow	$86,009	$52,599	$73,844	$17,838	$230,290